Consolidated Financial Statements

MagicMed Industries Inc.

June 30, 2021 and 2020
(Expressed in Canadian Dollars)

Zeifmans

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of MagicMed Industries Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MagicMed Industries Inc. (the "Company") as of June 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020, and the related notes (collectively referred to as the "Consolidated Financial Statements"). In our opinion, the Consolidated Financial Statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These Consolidated Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's Consolidated Financial Statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and applicable rules and regulations of the Securities Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Consolidated Financial Statements are free from material misstatement, whether due to error or fraud. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the Consolidated Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the Consolidated Financial Statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Consolidated Financial Statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the Consolidated Financial Statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the Consolidated Financial Statements and (2) involved or especially challenging, subjective or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the Consolidated Financial Statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We determined there are no critical matters.

Zeifmans LLP

Chartered Professional Accountants
Licensed Public Accountants

We have served as the Company's auditor since 2020.

Toronto, Canada

December 7, 2021

MagicMed Industries Inc.

Consolidated Balance Sheets
As at June 30, 2021 and 2020
(Expressed in Canadian Dollars)

	Note		2021		2020
Assets					
Current assets					
Cash		$	**4,730,190**	$	544,977
Prepaid expenses			**263,806**		4,843
Government remittances recoverable			**127,958**		1,422
			5,121,954		551,242
Non-current assets					
Property and equipment, net	4		**92,249**		-
Website and software development, net	5		**33,090**		-
			125,339		-
Total assets		**$**	**5,247,293**	$	551,242
Liabilities					
Current liabilities					
Accounts payable and accrued liabilities		**$**	**427,282**	$	51,217
Total liabilities			**427,282**		51,217
Shareholders' equity					
Share capital	6		**7,630,103**		396,590
Additional paid in capital	7,8		**3,459,553**		151,196
Accumulated other comprehensive income			**1,977**		-
Deficit			**(6,271,622)**		(47,761)
Total shareholders' equity			**4,820,011**		500,025
Total liabilities & shareholders' equity		**$**	**5,247,293**	$	551,242
Subsequent events	15				

Approved and authorized for issue by the Board of Directors on December 7, 2021.

"signed"
Director

"signed"
Director

The accompanying notes are an integral part of these consolidated financial statements

MagicMed Industries Inc.

Consolidated Statements of Operations and Comprehensive Loss
For the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020
(Expressed in Canadian Dollars)

	Note	For the year ended June 30, 2021	For the period from incorporation May 26, 2020 to June 30, 2020
Revenue		**$ -**	$ -
Expenses			
Share-based compensation	8	**1,724,045**	2,786
Professional fees		**1,169,599**	24,190
Salaries and benefits		**1,081,018**	-
Research and development costs		**1,016,190**	5,285
Marketing fees		**811,578**	15,500
Consulting services		**301,928**	-
General and administrative		**88,999**	-
Depreciation of property and equipment	4	**12,039**	-
Amortization of website and software development	5	**1,742**	-
Total expenses		**6,207,138**	47,761
Other income (expense)			
Interest income		**169**	-
Foreign currency translation loss		**(16,892)**	-
		(16,723)	-
Net loss		**6,223,861**	47,761
Other comprehensive income			
Gain on translation of foreign operations		**1,977**	-
Net loss and comprehensive loss		**$ 6,221,884**	$ 47,761
Loss per share attributable to common shareholders:			
– basic		**$ 0.218**	$ 0.005
Weighted average number of common shares outstanding:			
– basic		**28,554,923**	8,701,389

The accompanying notes are an integral part of these consolidated financial statements

MagicMed Industries Inc.

Consolidated Statements of Changes in Shareholders' Equity
For the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020
(Expressed in Canadian Dollars)

	Note	Number of shares	Share capital	Additional paid in capital	Accumulated other comprehensive income	Deficit	Total shareholders' equity
Balances at May 26, 2020		-	$ -	$ -	$ -	$ -	$ -
Shares issued for cash	6	8,000,000	40,000	-	-	-	40,000
Shares and warrants issued for cash	6,7	5,050,000	356,590	148,410	-	-	505,000
Share-based compensation	8	-	-	2,786	-	-	2,786
Net loss and comprehensive loss		-	-	-	-	(47,761)	(47,761)
Balances at June 30, 2020		**13,050,000**	**$ 396,590**	**$ 151,196**	**$ -**	**$ (47,761)**	**$ 500,025**
Shares issued for cash	6	**7,251,520**	**1,698,072**	**-**	**-**	**-**	**1,698,072**
Shares and warrants issued for cash	6,7	**16,283,766**	**6,945,259**	**1,215,432**	**-**	**-**	**8,160,691**
Share issuance costs	6	**814,187**	**(1,424,010)**	**373,472**	**-**	**-**	**(1,050,538)**
Exercise of agents' unit purchase warrants	6	**19,200**	**14,192**	**(4,592)**	**-**	**-**	**9,600**
Share-based compensation	8		**-**	**1,724,045**	**-**	**-**	**1,724,045**
Net loss and comprehensive loss			**-**	**-**	**1,977**	**(6,223,861)**	**(6,221,884)**
Balances at June 30, 2021		**37,418,673**	**$ 7,630,103**	**$ 3,459,553**	**$ 1,977**	**$ (6,271,622)**	**$ 4,820,011**

The accompanying notes are an integral part of these consolidated financial statements

MagicMed Industries Inc.

Consolidated Statements of Cash Flows
For the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020
(Expressed in Canadian Dollars)

	Note	For the year ended June 30, 2021	For the period from incorporation May 26, 2020 to June 30, 2020
Operating activities			
Net loss		**$ (6,223,861)**	$ (47,761)
Adjustments for non-cash items:			
Share-based compensation	8, 9	**1,724,045**	2,786
Depreciation of property and equipment	4	**12,039**	-
Amortization of software and website development	5	**1,742**	-
		(4,486,035)	(44,975)
Changes in non-cash working capital:			
Prepaid expenses		**(258,963)**	(4,843)
Government remittances recoverable		**(126,536)**	(1,422)
Accounts payable and accrued liabilities	4	**376,065**	51,217
Cash flow from operating activities		**(4,495,469)**	(23)
Investing activities			
Acquisition of property and equipment	5	**(104,288)**	-
Acquisition of website and software development	6	**(34,832)**	-
Cash flow from investing activities		**(139,120)**	-
Financing activities			
Proceeds on issuance of shares	7	**1,698,072**	40,000
Proceeds on issuance of shares and warrants	7, 8	**8,160,691**	505,000
Proceeds on the exercise of agents' unit purchase warrants	7	**9,600**	-
Share issuance costs	7	**(1,050,538)**	-
Cash flow from financing activities		**8,817,825**	545,000
Effects of exchange rate changes on cash		**1,977**	-
Net increase in cash for the period		**4,185,213**	544,977
Cash - beginning of period		**544,977**	-
Cash - end of period		**$ 4,730,190**	$ 544,977

The accompanying notes are an integral part of these consolidated financial statements

1. Nature of operations

These consolidated financial statements include the accounts of MagicMed Industries Inc. (the "Corporation") and its wholly-owned subsidiary MagicMed USA Inc. ("MagicMed USA") (together, the "Company"). The Corporation was incorporated under the laws of British Columbia on May 26, 2020. MagicMed USA was incorporated on July 15, 2020 in the State of Delaware.

The Company is building its molecular derivatives library, the Psybrary™, which is a library of novel, patentable pharmaceutical candidate molecules derived from the structures of known psychedelic agents, starting with psilocybin.

The Company's registered office is located at 10th Floor, 595 Howe Street, Vancouver BC, V6C 2T5.

These consolidated financial statements for the year ended June 30, 2021 were approved and authorized for issue by the Board of Directors on December 7, 2021.

<u>COVID-19</u>

In March 2020, the World Health Organization declared a global pandemic related to COVID-19. Its impact on global economies has been far-reaching and businesses around the world have had to cease or limit operations for long or indefinite periods of time. Measures taken to contain the spread of the virus, including travel bans, quarantines, social distancing, and closures of non-essential services have triggered significant disruptions to businesses worldwide, resulting in an economic slowdown. Global stock markets have also experienced great volatility and significant declines. Governments and central banks have responded with monetary and fiscal interventions to stabilize economic conditions. The duration and impact of the COVID-19 pandemic, as well as the effectiveness of the government and central bank responses, remains unclear at this time. It is not possible to reliably estimate the duration and severity of the COVID-19 pandemic, nor its impact on the financial position and results of the Company in future periods.

2. Basis of presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Statements of America ("GAAP") as established by the U.S. Financial Accounting Standards Board ("FASB") and are expressed in Canadian dollars.

a) Basis of measurement

The Company's consolidated financial statements have been prepared on the historical cost basis, except for certain financial instruments classified at fair value upon initial recognition.

b) Functional and presentation currency

These consolidated financial statements are presented in Canadian dollars, which is the Company's presentational currency, unless otherwise indicated.

The Corporation's functional currency, as determined by management, is the Canadian dollar, and that the functional currency of MagicMed USA is the US dollar.

2. Basis of presentation (continued)

c) Basis of consolidation

These consolidated statements comprise the accounts of the Corporation and its wholly-owned subsidiary MagicMed USA. Control exists when the Corporation has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. Inter-company balances and transactions, and any unrealized income and expenses arising from inter-company transactions, are eliminated in preparing the consolidated financial statements.

3. Significant accounting policies

The significant accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, unless otherwise indicated.

a) Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses for the period. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the fair values of financial assets and liabilities; the determination of fair value of stock-based compensation and warrants issued; the useful lives and recoverability of property and equipment and intangible assets; deferred income taxes and forecasting future cash flows for assessing the going concern assumption.

b) Cash and cash equivalents

Cash and cash equivalents include all cash on demand and all highly liquid investments with a maturity of three months or less, at the time of purchase.

The financial risks associated with these instruments are minimal and the Company has not experienced any losses from investments in these instruments. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

c) Fair value

The carrying value of the Company's financial instruments, including cash and accounts payable and accrued liabilities approximate fair value because of the short-term nature of such financial instruments.

d) Property and equipment

Property and equipment are carried at historical cost less accumulated depreciation and any accumulated impairment losses. Each component of an item of property and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately. Maintenance and repair expenditures that do not improve or extend the life are expensed in the period incurred.

Depreciation is recognized so as to write off the cost or valuation less their residual values over their useful lives, using the declining balance method. The estimated useful lives, residual values and depreciation methods are reviewed annually, with the effect of any changes in estimate accounted for on a prospective basis.

3. Significant accounting policies (continued)

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Lab equipment is depreciated at a rate of 20% and computer equipment is depreciated at a rate of 55%. Both assets depreciate on a declining balance basis from the date the asset is available for use as intended until the date of disposition.

e) Software and web site development costs

Eligible salaries and payroll related costs of employees and third-party consultants who devote time to the development of websites and internal-use computer software are capitalized. Capitalization begins when the preliminary project stage is complete, management with the relevant authority authorizes and commits to the funding of the software project, and it is probable that the project will be complete and the software will be used to perform the function intended. These costs are amortized on a straight-line basis over the estimated useful life of the software, which is generally over a three year period. Costs associated with preliminary stage software development, repair, maintenance or the development of website content are expensed as incurred.

f) Impairment of long-lived assets

The Company evaluates the carrying value of long-lived assets subject to amortization whenever events or changes in circumstances indicate that an impairment may exist. An impairment charge is recognized when the asset's carrying value exceeds its net undiscounted future cash flows and its fair market value. The amount of the charge is the difference between the assets' carrying value and fair market value.

g) Research and development

Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs include salaries, laboratory equipment, materials and patent expenses.

h) Warrants

The Company follows the relative fair value method with respect to the measurement of common shares and warrants issued as units. The proceeds from the issuance of units are allocated between share capital and warrants. The warrant component is recorded in additional paid-in capital. Unit proceeds are allocated to common shares and warrants using the Black-Scholes option pricing model and the share price at the time of financing. If and when the warrants are exercised, consideration paid by the warrant holder, together with the amount previously recognized in additional paid-in capital, is recorded as an increase to share capital.

i) Stock-based compensation

The Company follows Accounting Standards Codification ("ASC") 718, *Compensation – Stock Compensation* ("ASC 718"), which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards for shares for property or services are recorded at the more readily measurable of the estimated fair value of the stock award and the estimated fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock-based awards under ASC 718. The estimated fair value is amortized as a charge to earnings on a straight-line basis depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company awards the grant date fair value in line with the period over which it was earned. For employees and consultants, this is typically considered to be the vesting period of the award. The company estimates the expected forfeitures and updates the valuation accordingly.

(Expressed in Canadian Dollars)

3. Significant accounting policies (continued)

j) Stock Appreciation Rights Plan

Shares issued under the Company's Stock Appreciation Rights ("SAR") long-term incentive plan are initially measured based on the fair value when granted. The fair value of outstanding units is re-measured at each reporting date. The associated expense is recognized in general and administrative expense over the vesting periods of the SARs. Vesting of the SARs occurs over a period of time determined at the date of the grant, taking into consideration the separate tranches issued. SARs are cash-settled awards, and therefore the expense is offset to accounts payable and accrued liabilities. Fair value of the SARs is calculated based on the spread of the grant price and the Company's closing stock price at the date of valuation.

k) Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consists of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic net loss per share for the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020 excludes potentially dilutive securities. The Computations of net loss per share for each period presented is the same for both basic and fully diluted.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the year ended June 30, 2021	For the period from incorporation May 26, 2020 to June 30, 2020
Share purchase warrants	**22,248,576**	13,050,000
Agent Unit purchase warrants	**1,283,501**	-
Options	**3,683,830**	-
Total potentially dilutive securities	**27,215,907**	13,050,000

l) Income taxes

The company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are considered in the determination of taxable income. Deferred income taxes represent the tax differences between the financial reporting and tax basis of the Company's assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

3. Significant accounting policies (continued)

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management's opinion adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for "unrecognized tax benefits" is recorded for any tax benefits claimed in the Company's tax returns that do not meet these recognition and measurement standards. As at June 30, 2021 and 2020, no liability for unrecognized tax benefits was required to be recorded.

The Company's policy for recording interest and penalties associated with tax audits is to record such items as a component of operating expenses. There were no amounts accrued for penalties and interest for the year ended June 30, 2021 and for the period from incorporation May 26, 2020 to June 30, 2020. The Company does not expect its uncertain tax positions to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company has identified the Canada, Ontario, the United States and Delaware as its tax jurisdictions. The Company is in the process of filing its corporate tax returns for the year ended June 30, 2021. Net operating losses for these periods will not be available to reduce future tax income until the returns are filed.

k) Foreign currency translation

All figures presented in the consolidated financial statements are reflected in Canadian dollars unless otherwise noted.

Foreign currency transactions are translated into Canadian dollars at exchange rates in effect on the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Canadian dollars at the foreign exchange rate applicable as at that date. Realized and unrealized exchange gains and losses are recognized through profit or loss.

The assets and liabilities of foreign operations are translated into Canadian dollars at the exchange rates in effect at the balance sheet dates. Income, expenses, and cash flows of foreign operations are translated into Canadian dollars using average exchange rates. Exchange differences resulting from translating foreign operations are recognized in other comprehensive income and accumulated in shareholders' equity.

Foreign currency translation gains or losses arising from a monetary items receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which is substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the functional currency spot rate of exchange at the balance sheet date.

(Expressed in Canadian Dollars)

3. Significant accounting policies (continued)

Foreign currency translation gains and losses resulting from the settlement of such transactions as well as from the translation of monetary assets and liabilities not denominated in the functional currency of the subsidiary are recognized in consolidated net loss.

l) New standards and interpretations

In June 2016, the FASB issued ASU 2016-13 "Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 replaced the current incurred loss methodology for recognizing credit losses with a current expected credit loss model, which requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current condition, and reasonable and supportable forecasts. ASU 2016-13 also requires enhanced disclosures for better understanding of significant estimates and judgments used in estimating credit losses. ASU 2016-13 is effective for fiscal years beginning after December 31, 2020. The Company adopted this standard at the effective date without any material impact on adoption.

In August 2018, the FASB issued ASU 2018-13 "Fair Value Measurement (Topic 820): Disclosure Framework – changes to the Disclosure Requirements for Fair Value Measurement" ("ASU 2018-13"), which amends the requirements for fair value measurement disclosures. This standard is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. Any new disclosure requirements must be applied on a prospective basis; all removed or modified requirements must be applied retrospectively to all periods presented. The Company adopted this standard at the effective date without any material impact on adoption.

From time to time, new accounting pronouncements are issued by FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. The Company believes that the impact of other recently issued standards that are not yet effective will not have a material impact on the Company's consolidated financial statements upon adoption.

(Expressed in Canadian Dollars)

4. Property and equipment

Property and equipment consist of the following:

Cost		Lab equipment		Computer equipment		Total
Balance, May 26, 2020 and June 30, 2020	$	-	$	-	$	-
Additions		91,785		12,503		104,288
Balance, June 30, 2021	**$**	**91,785**	**$**	**12,503**	**$**	**104,288**

Accumulated Depreciation						
Balance, May 26, 2020 and June 30, 2020	$	-	$	-	$	-
Depreciation		9,178		2,861		12,039
Balance, June 30, 2021	**$**	**9,178**	**$**	**2,861**	**$**	**12,039**

Net Book Value						
Balance, June 30, 2020	**$**	-	**$**	-	**$**	-
Balance, June 30, 2021	**$**	**82,607**	**$**	**9,642**	**$**	**92,249**

5. Website and software development

Cost		
Balance, May 26, 2020 and June 30, 2020	$	-
Additions		34,832
Balance, June 30, 2021	**$**	**34,832**

Accumulated Amortization		
Balance, May 26, 2020 and June 30, 2020	$	-
Amortization		1,742
Balance, June 30, 2021	**$**	**1,742**

Net Book Value		
Balance, June 30, 2020	**$**	-
Balance, June 30, 2021	**$**	**33,090**

(Expressed in Canadian Dollars)

7. Share capital

a) Authorized:

Unlimited common shares issuable in series.

b) Issued and outstanding common shares as follows:

	Number		Amount
Balance May 26, 2020	-	$	-
Shares issued - Founders' round (i)	8,000,000		40,000
Shares issued for cash (ii)	5,050,000		356,590
Balance - June 30, 2020	13,050,000		396,590
Shares issued on July 7, 2020 (ii)	640,000		45,192
Shares issued on September 3, 2020 (iii)	6,611,520		1,652,880
Shares issued on December 22, 2020 (iv)	16,283,766		6,945,259
Shares issued on exercise on Agents' unit purchase warrants (v)	19,200		14,192
Share issuance costs (iii) and (iv)			
Cash	-		(1,050,538)
Agents' units	814,187		(61,917)
Agents' unit purchase warrants	-		(311,555)
Balance - June 30, 2021	**37,418,673**	**$**	**7,630,103**

i) On May 26, 2020, the Company issued common shares for gross proceeds of $40,000 to directors and officers of the Company.

ii) On June 26, 2020, the Company completed a non-brokered private placement offering issuing an aggregate of 5,050,000 units at a price of $0.10 per unit for gross proceeds of $505,000, each unit consisting of one common share and one share purchase warrant. Each warrant, which vests immediately, entitles the holder to acquire a common for $0.25 until May 26, 2025. The fair value of these units is allocated as follows: shares - $356,590, warrants $148,410 (see note 8). 2,800,000 of these units were issued to directors and officers of the Company.

On July 7, 2020 an additional 640,000 units were issued for gross proceeds of $64,000, under this offering. The fair value of these units is allocated as follows: shares - $45,192, warrants - $18,808 (see note 8). 300,000 of these units were issued to directors and officers of the Company.

iii) On August 14, 2020, August 31, 2020 and September 3, 2020, the Company completed a brokered private placement offering issuing an aggregate of 6,611,520 common shares at a price of $0.25 per share for gross proceeds of $1,652,880. 40,000 shares were issued to officers of the company and their immediate family. Share issuance costs in cash of $187,673 were incurred.

iv) On December 17 and 22, 2020, the Company completed a brokered private placement offering issuing an aggregate of 16,283,766 units at a price of $0.50 per unit for gross proceeds of $8,141,883, each unit consisting of one common share and one-half of a common share purchase warrant. All of the common share purchase warrants vest immediately and entitle the holder to acquire a common share for $0.75 for two years from the date of a public listing of the Company's shares. The fair value of these units is allocated as follows: shares - $6,945,259 warrants - $1,196,624 (see note 8). 130,000 of these units were issued to directors and officers of the Company.

(Expressed in Canadian Dollars)

7. Share capital (continued)

Share issuance costs in cash of $862,865 were incurred. The agents also received 814,187 units, each unit consisting of one common share and one-half of a common share purchase warrant. The fair value of these units is allocated as follows: shares - $345,177 warrants - $61,917 (see note 9). In addition, the agents received 1,302,701 agent unit purchase warrants ("Agent Unit Purchase Warrants"), which each entitle the agents to acquire one unit at $0.50 per unit with each unit comprising of one common share and one-half of a common share purchase warrant, with these common share purchase warrants exercisable at $0.75 per common share for two years from the date of a public listing of the Company's shares. The fair value of these Agent Unit Purchase Warrants was determined to be $311,555 (see note 9).

v) On February 15, 2021, a holder of 19,200 Agent Unit Purchase Warrants, exercisable at $0.50 per unit exercised their Agent Unit Purchase Warrants for aggregate gross proceeds of $9,600. Each Agent Unit Purchase Warrant was exercised for a unit, each unit comprising one common share and one-half of a common share purchase warrant. These common share purchase warrants are exercisable at $0.75 per common share for two years from the date of a public listing of the Company's shares.

9.

8. Warrants

The continuity of warrants is as follows:

	Number of warrants		Fair value at grant date		Weighted average exercise price per share
Share purchase warrants					
Balance - May 26, 2020	-	$	-	$	-
Warrants issued (a)	8,000,000		2,786		0.25
Warrants issued on June 26, 2020 (note 7(b)(ii))	5,050,000		148,410		0.25
Balance - June 30, 2020	13,050,000		151,196		0.25
Warrants issued on July 7, 2020 (note 7(b)(ii))	640,000		18,808		0.25
Warrants issued on December 22, 2020 (note 7(b)(iv))	8,141,883		1,196,624		0.75
Agents' warrants (note 7(b)(iv)	416,693		61,917		0.75
Balance - June 30, 2021	**22,248,576**	**$**	**1,428,545**	**$**	**0.44**
Agent Unit Purchase Warrants (b)					
Balance - May 26, 2020 and June 30, 2020	-	$	-	$	-
Warrants issued on December 22, 2020 (note 7(b)(iv))	1,302,701		311,555		0.50
Warrants exercised on February 15, 2021 (note 7(b)(iv))	(19,200)		(4,592)		(0.50)
Balance - June 30, 2021	**1,283,501**	**$**	**306,963**	**$**	**0.50**
Balance -June 30, 2021		**$**	**1,735,508**		

a) On May 26, 2020, the Company issued 8,000,000 warrants to directors and officers of the Company. Each warrant, which vests immediately, entitles the holder to acquire one common share for $0.25 for a period of five years. The fair value of the warrants was determined to be $2,786.

b) Each Agent Unit Purchase Warrant entitles the agent to acquire one unit at $0.50 per unit with each unit comprising one common share and one-half of a common share purchase warrant, with these common share purchase warrants exercisable at $0.75 per common share for two years from the date of a public listing of the Company's shares.

(Expressed in Canadian Dollars)

8. Warrants (continued)

The following summarizes information about warrants outstanding and exercisable as at June 30, 2021:

Expiry date	Warrants outstanding	Warrants exercisable	Exercise price		Estimated grant date fair value		Weighted average remaining contractual life (in years)
Share purchase warrants							
May 26, 2025	13,690,000	13,690,000	$	0.25	$	170,004	3.91
2 years from the date of a public filing	8,558,576	8,558,576		0.75		1,258,541	2.00
	22,248,576	22,248,576	$	0.44	$	1,428,545	3.17
Agent unit purchase warrants							
2 years from the date of a public filing	1,283,501	1,283,501	$	0.50	$	306,963	2.00
	1,283,501	1,283,501	$	0.50	$	306,963	2.00

The estimated fair value of the warrants was determined using the Black-Scholes valuation model with the following assumptions. Expected volatility was determined on historical volatility of peer companies.

		Warrants issued (a)		Warrants issued for cash [note 7 (b)(ii)]		Warrants issued for cash [note 7 (b)(iv)]
Risk-free interest rate		0.40%		0.36%		0.36%
Expected annual volatility		85.00%		85.00%		85.00%
Expected life (in years)		5.00		4.92		2.25
Expected dividend yield		0.00%		0.00%		0.00%
Share price	$	0.01	$	0.07	$	0.435
Exercise price	$	0.25	$	0.25	$	0.75

The estimated fair value of the Agent Unit Purchase warrants was determined using the Black-Scholes valuation model with the following assumptions. Expected volatility was determined on historical volatility of peer companies.

Risk-free interest rate		0.36%
Expected annual volatility		85.00%
Expected life (in years)		2.25
Expected dividend yield		0.00%
Share price	$	0.50
Exercise price	$	0.50

(Expressed in Canadian Dollars)

9. Share-based compensation

Option Plan

On October 5, 2020, a stock option plan was approved by the board of directors of the Corporation. The total common shares to be issued as a result of the plan is not to exceed 10% of the total outstanding common shares at the time of granting of an option.

The continuity of outstanding options is as follows:

	Number outstanding	Weighted average exercise price
Number of options granted, June 30, 2020	-	$ -
Granted - October 5, 2020 (i)	679,830	0.25
Granted - April 5, 2021 (ii)	3,004,000	0.50
Balance, June 30, 2021	**3,683,830**	**$ 0.45**

i) On October 5, 2020, the Company granted 679,830 stock options under an advisory services agreement with an exercise price of $0.25 and expire October 5, 2030. These options vest 10% immediately upon issuance and 15% of the remaining will vest every six months thereafter.

ii) On April 5, 2021, the Company granted 3,004,000 stock options with an exercise price of $0.50 and expire April 5, 2026, 2,625,000 of which were issued to directors and officers of the Company. These options vest immediately upon issuance, with expiry date of April 5, 2026.

The fair value of the stock options was determined using the Black-Scholes valuation model with the following assumptions. Expected volatility was determined on historical volatility of peer companies.

	October 5, 2020 issuance	April 5, 2021 issuance
Risk-free interest rate	0.10%	1.01%
Expected annual volatility	85.00%	85.00%
Expected life (in years)	10.00	5.00
Expected dividend yield	0.00%	0.00%
Share price	$ 0.25	$ 0.750
Exercise price	$ 0.25	$ 0.50

The following summarizes information about stock options outstanding and exercisable as at June 30, 2021:

Expiry date	Options outstanding	Options exercisable	Exercise price	Recognized estimated grant date fair value	Weighted average remaining contractual life (in years)
April 5, 2026	3,004,000	3,004,000	$ 0.25	$ 1,648,549	4.77
October 5, 2030	679,830	169,958	0.50	75,496	9.27
	3,683,830	3,173,958	$ 0.49	$ 1,724,045	5.60

(Expressed in Canadian Dollars)

9. Share-based compensation (continued)

Stock Appreciation Rights Plan

On January 22, 2021, the Company established the SAR plan to promote a proprietary interest in the Company by qualified service providers and to promote further alignment of interests between such qualified service providers and shareholders. Each SAR granted permits the holder to receive a cash payment equal to the spread of the closing sales price of the stock and the grant price for all vested SARs. The SARs generally vest either immediately or vest a portion on the first, second and third anniversary of the grant date, and must be exercised within 5 years from the grant date. The aggregate number of common shares in respect with SARs granted and not yet exercised shall not at any time exceed 5% of the aggregate number of common shares that are then issued and outstanding. As of June 30, 2021, no SARs have been issued.

10. Income taxes

The recovery of income taxes differs from the result that would have been obtained by applying the combined federal and provincial tax rate of 23% (2020 – 25%) to the loss before income taxes. The difference results from the following items:

		2021		2020
Net loss and comprehensive loss before income taxes	**$**	**6,223,861**	$	47,761
Statutory income tax rate		**23%**		25%
Expected recovery at statutory rate	**$**	**1,431,488**	$	11,940
Changes in taxes resulting from:				
Share-based compensation		**(396,530)**		(752)
Change in unrecognized deferred tax asset		**(1,032,490)**		(10,717)
Other		**(2,468)**		(471)
Income tax recovery	**$**	**-**	**$**	-

The significant components of the Company's temporary differences and unused tax losses that have not been included in the consolidated statement of financial position are as follows:

		2021		2020
Non-capital loss carryforwards	**$**	**1,083,939**	$	10,717
Share issuance costs		**(36,305)**		-
Other		**(4,427)**		-
		1,043,207		10,717
Valuation allowance		**(1,043,207)**		(10,717)
	$	**-**	**$**	-

Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable income will be available against which the Company will be able to use these benefits.

(Expressed in Canadian Dollars)

10. Income taxes (continued)

As at June 30, 2021, the Company has non-capital losses in Canada, which under certain circumstance can be used to reduce the taxable income of future years. The non-capital losses expire as follows:

Year of expiration		
2040	$	39,690
2041		4,673,088
	$	4,712,778

11. Financial risk management

In the normal course of business, the Company is exposed to a variety of financial risks. The Company has a risk management framework to monitor, evaluate and manage the principal risk assumed with its financial instruments. The potential risks that may arise from transacting in financial instruments include credit risk, liquidity risk and market risk.

a) Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Credit risk is managed by dealing only with counterparties the Company believes to be creditworthy. The Company is subject to credit risk through its cash. The Company does not believe that it is exposed to an unusual level of credit risk. The Company's cash is held at one financial institution. The Company limits its cash holdings to high-quality financial institutions in order to minimize its credit risk.

b) Liquidity risk

Liquidity risk refers to the risk that the Company will have insufficient cash resources to meet its financial obligations when they become due. The Company manages liquidity risk by reviewing resources to ensure that it will have sufficient liquidity to meet liabilities as they become due and to support business strategies.

The Company generates cash flow from raising equity and it aims to partner with firms who will fund the development and testing of its novel, patentable and licit molecules in exchange for exclusive rights per a negotiated arrangement.

As at June 30, 2021, the Company had cash of $4,730,190 in order to meet current liabilities. Accounts payable and accrued liabilities include trade payables and other obligations of $427,282.

c) Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting similar financial instruments traded in the market. Market risk is the predominant risk as the Company is in the process of raising equity. The Company is exposed to the following market risks:

i) Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows from a financial instrument will fluctuate due to changes in market interest rates. The Company's exposure to interest rate risk relates to its ability to earn interest income on cash and cash equivalents.

11. Financial risk management (continued)

Fair value of the Company's cash affected by changes of interest rates is minimal.

ii) Currency risk

Currency risk is the risk that the value of a financial instrument fluctuates as a result of changes in foreign currency exchange rates, which can be caused by market, political and/or other factors which may be subject to intervention by sovereign governments.

The Company holds liabilities denominated in currencies other than its functional currency. The Company is therefore exposed to currency risk as the value of the liabilities denominated in other currencies fluctuates due to change in exchange rates.

As at June 30, 2021, the Company was exposed to currency risk in U.S. dollars in the manner of its cash balance of US$253,462 and accounts payable and accrued liabilities of US$126,883.

Currency sensitivity

As at June 30, 2021, had the Canadian dollar weakened or strengthened by 10% in relation to the U.S. dollar, with all other variables remaining constant, net income and comprehensive income for the period would have decreased or increased, respectively, by approximately $12,658. This analysis only addresses the impact on the financial instruments with respect to currency movement and excludes any other economic or geo-political implications of such currency fluctuation.

12. Related party transactions and balances (see also notes 8 and 9)

Key management personnel include persons having the authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined its key management personnel to be the executive officers and directors of the Company.

For the year ended June 30, 2021, professional fee expense of $145,809 (2020 – $nil) was incurred with a firm related to an officer of the Company, who is a partner of this firm. Included in accounts payable and accrued liabilities as at June 30, 2021 is $8,252 (2020 – $nil) payable to this company.

The remuneration of key management personnel included in salaries for the year ended June 30, 2021 and from the period from incorporation May 26, 2021 to June 30 are as follows:

		2021		2020
Salaries	$	508,816	$	-
Share-based compensation		1,440,560		-
	$	1,949,376	$	-

13. Capital management

The Company's business requires capital for funding current and future operations. The Company defines capital to include shareholders' equity, which is comprised of share capital, warrant reserve, option reserve, and net of deficit.

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to pursue business opportunities and to maintain a flexible capital structure that optimizes the costs of capital at an acceptable risk.

(Expressed in Canadian Dollars)

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issue new shares, acquire or dispose of assets, or adjust the amount of cash. In order to maximize ongoing development efforts, the Company does not anticipate the payment of dividends for the foreseeable future. The Company is not subject to any externally imposed capital requirements.

14. Commitments

The Company has a remaining research commitment to the University of Calgary of $399,436. Quarterly payments range from $62,875 to $73,968 through June 2022. This agreement provides for research personnel, supplies, equipment and overhead to develop synthetic methods for novel, patentable drugs using controlled substances.

The Company also has an agreement with the University of Calgary which permits the Company to use certain facilities without charge including specific labs and equipment.

The Company has also committed to additional development costs of US$150,000.

15. Subsequent events

On August 1, 2021, the Company entered into a lease with the University of Calgary's Life Sciences Innovation Hub Building for office and lab space. The lease is for two years and rent shall be $154,159 per annum, which includes rent, operating costs and property taxes.

On September 16, 2021, the Company amalgamated with Enveric Biosciences, Inc. ("Enveric"), a Nasdaq-listed US company developing a next-generation mental health and oncology treatment clinical discovery platform. Under the terms of the amalgamation agreement and other related agreements, the shareholders of the Company received an aggregate of 9,951,237 shares of common stock of Enveric in exchange for their common shares of the Company at a ratio of 0.2658 Enveric share (the "Exchange Ratio") for each share of the Company. In addition each outstanding stock option and warrant of the Company was converted into and became an option or warrant to purchase the number of Enveric shares equal to the Exchange Ratio multiplied by the number of options or warrants held.

On September 16, 2021 the Company changed its name to Enveric Biosciences Canada Inc.